                                                 March 9, 1998

SFX Entertainment, Inc.
650 Madison Avenue
New York, New York 10022
Attn:  Robert F.X. Sillerman

    Re: Acquisition by SFX Entertainment, Inc., a Delaware corporation, or an affiliate thereof, (as the case may be, "Purchaser"), of one hundred percent (100%) of the outstanding equity interests in New Avalon, Inc., and TBA Media, Inc. (collectively d/b/a Avalon Attractions), Irvine Meadows Amphitheater and West Coast Amphitheater Corp. (each, a "Company," collectively, the "Companies") owned severally by Shelli Meadows, Inc., Audrey & Jane, Inc. and Peach Street Partners, Ltd., Robert E. Geddes, Thomas Miserendino and Brian F. Murphy (each a "Seller", collectively, "Sellers"), which equity interests represent forty-nine percent (49%) of the outstanding equity interest of each of the Companies

Gentlemen:

         This letter agreement (this "Letter Agreement") is intent to set forth the agreement between Sellers and Purchaser on the terms set forth herein and in the definitive Acquisition Agreement referred to in paragraph 3 hereof regarding Purchaser's acquisition of one hundred percent (100%) of the equity interests in the Companies owned severally by Sellers, which equity interests represent forty-nine percent (49%) of the outstanding equity interest of each of the Companies. Sellers represent that the remaining fifty-one percent (51%) of the equity interests in the Companies is owned by TBA Entertainment Corporation ("TBAEC").

         Subject to the conditions set forth herein, Purchaser and Sellers agree as follows:

         1. Purchaser will purchase (the "Acquisition") from Seller (i) partnership interests representing forty-nine percent (49%) partnership interest in Irvine Meadows Amphitheater, a California general partnership ("IMA Partners"), and (ii) forty-nine percent (49%) of the capital stock or other equity interests in each of New Avalon, Inc., a California corporation, TBA Media, Inc., a California corporation and West Coast Amphitheater Corp., a California corporation (collectively, the "Sellers' Interest"). Robert E.
Geddes ("Mr. Geddes") represents that the Companies represent all of the "at risk" music and concert production or promotion businesses and the business involved in the development of the amphitheater proposed to be constructed in Camarillo, California (the

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SFX Entertainment, Inc.
March 9, 1998
Page 2.


"Camarillo Creek Amphitheater") in which he has an ownership interest, management interest, or from which he derives any economic advantage, other than his interest in TBAEC. Purchaser shall have the right to condition its obligations under the Acquisition Agreement upon the termination prior to the closing of any contract between any of the Companies and any affiliate of any of the Companies or of any of Sellers or TBAEC on terms such that Purchaser shall have no liability with respect to such termination.

         2. The aggregate purchase price (the "Purchase Price") payable to Sellers as a group for the acquisition of Sellers' Interests and the covenants not to compete will be $17,330,000. The Purchase Price payable to Sellers shall be payable in multiple installments: (i) $16,830,00 in cash by wire transfer or certified or cashier's check at closing, and (ii) $500,000 in cash by wire transfer or certified or cashier's check on May 15, 1998, in the event that the construction of the Camarillo Creek Amphitheater by Purchaser has been completed pursuant to construction plans and Purchaser has commenced producing entertainment events in such amphitheater. The Purchase Price shall be allocated among Sellers in accordance with separate agreements among themselves.

         3. The agreement relating to the Acquisition (the "Acquisition Agreement") will contain: (i) customary representations and warranties for a transaction of the proposed nature of the Acquisition including, but not limited to, representations and warranties regarding (a) Authorization and Binding Obligation; (b) Taxes; (c) Real Property (including land use and zoning issues); (d) Contracts; (e) Environmental Matters; (f) Financial Statements; (g) Personal Information; (h) Litigation; (i) Compliance with the Laws; (j) State of Title to Assets and Real Property; and (k) Organization and Standing; (ii) conditions relating to the operation of the entities comprising the Companies in the normal course in accordance with good commercial practice and prior established practices of the Companies, including but not limited to
(a) maintenance of insurance as appropriate and in accordance with past practices; (b) preservation of the business relations of the Companies, both contractual and otherwise, with suppliers, customers, employees and patrons; and (c) maintenance of the Companies' physical assets in accordance with governmental regulations and sound commercial practices; (iii) provisions for the survival of all representations for a reasonable period after closing (except that environmental-related representations and warranties shall survive for a period of four years and tax and employment related representations and warranties shall survive until the expiration of any applicable statute of limitations including any voluntary extensions thereof); (iv) customary indemnifications for the benefit of Purchaser with respect to the operations of the Companies prior to the closing and for benefit of Sellers with respect to the operations of the Companies after the closing, which indemnifications shall not be triggered until at least $50,000 of claims have accrued and, as to Sellers, shall be prorated in proportion to

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SFX Entertainment, Inc.
March 9, 1998
Page 3.


their respective interests in the total outstanding equity interests in the Companies; (v) a provision regarding the proration of expenses and revenue as of the closing; and (vi) an allocation of the Purchase Price.

         4. The closing of the Acquisition will be conditioned upon the delivery by Sellers to Purchaser at the closing of all necessary consents to the Acquisition so that Purchaser shall enjoy the same benefits of ownership of the Companies as Sellers currently enjoy, and shall condition the closing of the Acquisition upon, among other things; (i) the continued truth and accuracy of the representations and warranties contained in the Acquisition Agreement; (ii) the maintenance of the businesses of the Companies free of material adverse damage of change; (iii) the continued conduct of the business of the Companies in accordance with present practices; (iv) the delivery of customary legal opinions including, without limitation, a zoning opinion (unless Sellers provide a zoning endorsement to title coverage by Seller's title insurance company); (v) the delivery of consolidated audited financial statements for 1995, 1996 and 1997 from Arthur Andersen & Co.; (vi) Purchaser's ability to obtain, at standard rates, leasehold title insurance; and (vii) the termination of any Hart-Scott-Rodino Act waiting periods, if applicable.

         5. During the period from the date this letter is signed (the "Signing Date") until the closing, Sellers will afford Purchaser full and free access to the properties, contracts, books and records and all other documents and data of Sellers relating to the Companies so that Purchaser can complete its due diligence examinations of the Companies (including environmental and engineering reviews).

         6. Mr. Geddes agrees that following the closing through the earlier of completion of development of the Camarillo Creek Amphitheater of December 31, 1998, he will provide consulting services to Purchaser with respect to such development at such times and on such terms as Purchaser and Mr. Geddes may reasonably determine; provided, however, that Mr. Geddes shall assume no liability with respect to such services and Purchaser shall agree to indemnify Mr. Geddes from and against and all liabilities that may arise with respect to the development of the Camarillo Creek Amphitheater, except for liabilities that may arise with respect to Mr. Geddes' gross negligence of wilful misconduct or that are a result of a material misrepresentation of Mr. Geddes in the Acquisition Agreement.

         7. At the Closing, Purchaser will, subject to receipt of the approval of the Companies, offer the assume the Companies' existing employment agreements with each of Brian F. Murphy, dated January 1, 1998, Randy Brogna, dated January 1, 1998, and Matt

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SFX Entertainment, Inc.
March 9, 1998
Page 4.


Curro, dated January 1, 1998. In that event, Purchaser and the other parties thereto will amend such contracts effective at closing to provide cash incentive compensation and equity-based incentive compensation commensurate with Purchaser's executives having similar responsibility.

         8. Purchaser confirms to Sellers that it has the financial ability to consummate the Acquisition as provided for herein or has the ability to obtain financing for the Acquisition on terms and conditions satisfactory to Purchaser.

         9. For the two (2) year period beginning on the date of closing of the Acquisition, without the prior written consent to Purchaser, except for Brian
F. Murphy's employment, if any, with Purchaser, Sellers shall not, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor, or in any other individual or representative capacity (i) develop, construct, operate or manage venues within the greater Los Angeles, California area which shall include, but not be limited to, Los Angeles, Ventura and Santa Barbara Counties, (ii) act in any such capacity with any business engaged in the production or promotion of "at risk" music or concert productions or promotions in the greater Los Angeles, California area, or
(iii) develop, construct, operate or manage a venue in Portland, Oregon. It is specifically understood that Irving Azoff is not subject to any obligation under this paragraph 9.

         10. From the Signing Date to the closing of the Acquisition, Sellers covenant and agree that no Seller shall authorize or knowingly permit any officer, director, shareholder or employee of, or any investment banker, attorney, accountant or other representative retained by, any Seller to make, solicit, initiate, encourage or respond to a submission of a proposal or offer from any person or entity (other than Purchaser or Purchaser) relating to the liquidation, dissolution, recapitalization, merger, consolidation, acquisition or purchase of all or a material portion of the assets of any of the Companies, or the outstanding equity interests of any of the Companies, or other similar transaction or business combination involving any of the Companies
(hereinafter collectively referred to as a "Third Party Offer"). Sellers will immediately cease and cause to be terminated any contracts or negotiations currently pending with respect to Third Party Offers, if any.

         11. For the two (2) year period beginning on the date of closing of the Acquisition, no Seller may, on his or its own behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire or solicit any employee of any of the Companies, or any affiliate thereof, who is an employee of any of the Companies, or any affiliate thereof, subsequent to the closing of the Acquisition (an "Employee") or in any manner attempt to influence or induce any Employee to leave the employment of any of the Companies; provided, however, nothing in this paragraph 11 shall prevent a Seller

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SFX Entertainment, Inc.
March 9, 1998
Page 5.


from hiring, or soliciting to hire, any Employee who is terminated by any of the Companies, or any affiliate thereof, during such two (2) year period. Purchaser acknowledges that certain general and administrative employees of the Companies may terminate their employment prior to the closing of the Acquisition.

         12. Purchaser's obligations under the Acquisition Agreement is subject to the condition that, from the Signing Date until the closing of the Acquisition, none of the Companies will, unless approved in writing by Purchaser, which approval shall not be unreasonably withheld, enter into any contract with a value in excess of $50,000.00 (except artist's agreements) or with a term in excess of one (1) year. If Purchaser does not notify Sellers of its approval or disapproval of any matter submitted for its approval pursuant to this paragraph 12 within three (3) business days after its receipt of a request for approval, the matter shall have been deemed to have been approved by Purchaser.

         13. Financial statements of the Companies are attached on Exhibit "A" attached hereto (collectively, the "Financial Statements"). To the knowledge of Sellers, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. The Financial Statements present fairly the financial condition of each of the Companies as of the dates for which they were prepared, and the results of operations and changes in financial position for such periods.

         14. This Letter Agreement constitutes a binding agreement between the parties hereto as to the matters set forth above and will inure to the benefit of the parties and their respective successors and assigns. The execution of this Letter Agreement has been approved by all necessary organizational action by each of the organization signatories hereto. This Letter Agreement contemplates, however, that the parties will negotiate in good faith and enter into a mutually acceptable definitive Acquisition Agreement which sets forth, among other things, the provisions described in paragraphs 1 through 13 above.

         15. The parties hereto agree to use their best efforts to close the Acquisition on or prior to March 23, 1998, subject to extension for the sole purpose of obtaining required regulatory approvals. The parties hereto agree to cooperate to expeditiously obtain such regulatory approvals. In the event that the Acquisition is not consummated on or before March 26, 1998, through no fault of Sellers (with "fault" including material misrepresentations of Sellers in the negotiation of this Letter Agreement and the Acquisition Agreement) subject to extension for the sole purpose of obtaining required regulatory approvals), (i) Purchaser shall pay to Sellers on such date an amount in cash equal to $1,500,000 and (ii) Purchaser shall, at the request of IMA Partners, cause Pavilion Partners, a Delaware general partnership ("Pavilion"), to enter into an amendment to that

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SFX Entertainment, Inc.
March 9, 1998
Page 6.


certain Partnership Agreement for Western Amphitheater Partners (the "WAP Agreement"), among Pavilion and IMA Partners, providing, solely as it relates to Sellers, that effective as of March 26, 1998, the provisions of (i) Section
14.01 thereof restricting the right of IMA Partners to sell the Irvine Meadows Amphitheater, (ii) Section 14.02 thereof offering a second right of refusal to Pavilion to purchase the partnership interests of IMA Partners, and (iii)
Article 18 thereof restricting the right of IMA Partners to transfer its interest in Western Amphitheater Partners, shall terminate and shall no longer be of any force and effect against IMA Partners or its partners.

         16. Except as otherwise provided herein, this Letter Agreement may be amended or modified only by a writing executed by all of the parties.

         Prior to the consummation of the transactions contemplated herein, no party hereto shall make any public release, statement or communication of any information regarding, or otherwise disclose any information with respect to, the matters contemplated herein except (i) that the parties hereto shall continue such communications with directors, employees, customers, suppliers, franchisees, lenders, lessors, shareholders, partners and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties for the proper consummation of the transactions contemplated herein, and (ii) as required by law.

         Please sign and date this letter in the space provided below to confirm your understandings and agreements as set forth in this Letter Agreement and return the signed copy thereof to the undersigned by fax to Mr. Geddes at (818) 758-2544 and by return mail to 17835 Ventura Boulevard, Suite 300, Encino California 91316. If agreed to, the parties shall proceed in good faith and with collective best efforts to enter into a mutually acceptable Acquisition Agreement and other related documents.

         Each of Purchaser on the one hand and Sellers on the other hand will be solely responsible for and bear all of their respective expenses, including, without limitations, expenses of legal counsel, accountants and other advisors, incurred at any time in connection with all negotiations and efforts to enter into the Acquisition Agreement and any other related agreement and the transactions contemplated thereby. This Letter Agreement may be executed in counterparts, each of which shall be deemed and an original, and such counterparts shall constitute but one and the same letter.

         If this Letter Agreement is accepted, all parties agree to cooperate promptly and negotiate in good faith in preparation of the Acquisition Agreement and all other documents to effect this transaction. If the parties fail to agree on the terms and conditions of the Acquisition Agreement or there is any other dispute or controversy

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SFX Entertainment, Inc.
March 9, 1998
Page 7.


between the parties with respect to or arising under this Letter Agreement or any amendment or modification hereof that has not been resolved within thirty
(30) days from the date hereof, such dispute shall be resolved by arbitration in Los Angeles, California in accordance with the Rules for Commercial Arbitration of the American Arbitration's Association before a panel of three
(3) arbitrators, one appointed by Purchaser, one appointed by Sellers, and the third appointed by said association. In such event, the parties shall have the right to submit examples of ordinary and customary agreements of the nature of the agreements under dispute to the arbiration panel for review together with this Letter Agreement. The decision and judgment or other may be entered thereon by any court of competent jurisdiction and that decision and judgment or order may include termination of negotiations and this Letter Agreement and specific performance, it being agreed that the parties prefer specific performance. The service of any notice, process, motion or other document in connection with any arbitration under this Letter Agreement or the enforcement of any arbitration award hereunder may be effected either by personal service upon a party or by certified mail duly addressed to him or it, or to his or its executors, administrators, personal representatives, successors or assigns, at the last known address or addresses of such party or parties.


                                            Sincerely yours,


                                            SHELLI MEADOWS, INC.*


                                            By: /s/ Irving Azoff
                                               --------------------------------
                                               Irving Azoff, President
                                               (*With respect to IMA Partners)


                                            PEACH STREET PARTNERS, LTD.*

                                            By: Imus, Inc., its general partner


                                            By: /s/ Paul C. Hegness
                                               --------------------------------
                                               Paul C. Hegness, President
                                               (*With respect to IMA Partners)

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SFX Entertainment, Inc.
March 9, 1998
Page 8.


                                            AUDREY & JANS, INC.*


                                            By: /s/ Robert E. Geddes
                                               --------------------------------
                                               Robert E. Geddes, President
                                               (*With respect to IMA Partners)


                                            /s/ Robert E. Geddes
                                            -----------------------------------
                                            (*With respect to New Avalon, Inc.,
                                            TBA Media, Inc., and West Coast
                                            Amphitheater Corp.)


                                            /s/ Thomas Miserendino
                                            -----------------------------------
                                            Thomas Miserendino*
                                            (*With respect to New Avalon, Inc.,
                                            TBA Media, Inc. and West Coast
                                            Amphitheater Corp.)


                                            /s/ Brian F. Murphy
                                            -----------------------------------
                                            Brian F. Murphy*
                                            (*With respect to New Avalon, Inc.,
                                            TBA Media, Inc. and West Coast
                                            Amphitheater Corp.)

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SFX Entertainment, Inc.
March 9, 1998
Page 9.


AGREED TO AND ACCEPTED THIS
___ DAY OF MARCH, 1998:


SFX ENTERTAINMENT, INC.


By: /s/ Michael G. Ferrell
    ----------------------------
    Michael G. Ferrell,
    President and Chief Executive Officer



         Joined in by the undersigned to evidence its consent to the Acquisition and its waiver of its rights under Section 14.02 of the WAP Agreement.


PAVILION PARTNERS

By: SM/PACE, Inc.


By: /s/ Brian Becker
    -----------------------
    Brian Becker

March 9, 1998




SFX Entertainment, Inc.
650 Madison Avenue
New York, NY 10022

Gentlemen:

This letter shall serve as an amendment to that certain Letter Agreement of such date herewith between the parties hereto (the "Agreement").

Notwithstanding any provision of the Agreement to the contrary, the obligation of Purchaser (as that term is defined in the Agreement) to close the transactions contemplated by the Agreement shall be conditioned upon the simultaneous closing by the Purchaser of interests representing 100% of the partnership interests or equity in each of the Companies (as defined in the Agreement).

This letter may be executed in multiple counterparts, each of which shall be deemed an original, and such counterparts shall constitute one and the same letter.

Sincerely yours,

Agreed and Accepted:                   /s/ Irving Azoff
                                       --------------------------
SFX ENTERTAINMENT, INC.                IRVING AZOFF*
                                       (*With respect to Shelli Meadows, Inc.)

By: /s/ Michael G. Ferrell
   ------------------------            /s/ Robert E. Geddes
   Name:                               --------------------------
   Title:                              ROBERT E. GEDDES
                                       (*With respect to Audrey & Jane, Inc.,
                                       New Avalon, Inc., TBA Media, Inc. and